SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                                 FORM 8-K


                              CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the Securities
                           Exchange Act of 1934


            Date of Report (Date of earliest event reported) :
                             September 1, 2004

                                   SPARTECH CORPORATION
          (Exact name of registrant as specified in its charter)

                                        DELAWARE
              (State or other jurisdiction of incorporation)

                     1-5911                           43-0761773
           (Commission File Number)                (IRS Employer
                                                   Identification No.)

     120 South Central Avenue, Suite 1700, Clayton, Missouri    63105
    (Address of principal executive offices)                (Zip Code)

                              (314) 721-4242
           (Registrant's Telephone Number, Including Area Code)

     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


                           SPARTECH CORPORATION

                                 FORM 8-K


Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     Effective September 1, 2004, at a regularly scheduled meeting, the Board of Directors of Spartech Corporation amended its Bylaws to add a requirement that immediately after each election of directors the Board of Directors shall include no more than two members who are not "independent," as that term is defined from time to time in the rules and regulations of the Securities and Exchange Commission and any national securities exchange on which the securities of the corporation are listed (currently the New York Stock Exchange). Prior to this amendment the Bylaws required only that a majority of the board of directors be "independent," a requirement which remains in effect.

     The amendment also adds a requirement that if the board of directors includes any non-management directors who are not "independent," the board must at least once a year schedule an executive session including only independent directors. Prior to the amendment, the Bylaws required only that the non-management directors meet regularly without the presence of management, a requirement which remains in effect.
The text of the Amendment is attached to this Form 8-K as an Exhibit.


Item 9.01.  Financial Statements and Exhibits

(c) Exhibits

Exhibit
Number    Description

 99.2 Amendment to Bylaws (Adopted September 1, 2004).






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                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   SPARTECH CORPORATION



Date    September 7, 2004          By /s/ Randy C. Martin
                                      Randy C. Martin
                                      Executive Vice President -
                                      Corporate Development and
                                      Chief Financial Officer





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